UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SGA	NASDAQ Global Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Saga Communications, Inc. was held on June 1, 2026.

At the Annual Meeting, the shareholders voted on the following matters:

(1) The seven nominees for election as directors for the ensuing year, and until their successors are elected and qualified, were elected and received the following votes:

Name	For	Withheld	Broker Non-Votes

Clarke R. Brown, Jr.	2,871,665	1,921,811	863,982

Roy F. Coppedge, III	2,966,463	1,827,013	863,982

Christopher S. Forgy	3,696,203	1,097,273	863,982

Warren S. Lada	3,119,780	1,673,696	863,982

Michael Scafidi	3,595,528	1,197,948	863,982

Michael W. Schechter	3,639,091	1,154,385	863,982

Gregory Sutherland	3,655,221	1,138,255	863,982

(2) The proposal to ratify the appointment by the Board of Directors of Crowe LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2026 was approved with 5,571,362 votes cast for, 24,494 votes cast against and 61,602 abstentions.

(3) The proposal to adopt, by a non-binding advisory vote, a resolution approving the compensation of our named executive officers was approved with 3,020,736 votes cast for, 1,760,704 votes cast against, 863,982 broker non-votes and 12,036 abstentions.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

INDEX OF EXHIBITS

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ugust
SAGA COMMUNICATIONS, INC.

Dated: June 2, 2026	By:	/s/ Samuel D. Bush
Samuel D. Bush
Executive Vice President and Chief
Financial Officer